Exhibit 99.1

NEWS RELEASE

Nabors Announces FY 2016 and Fourth Quarter Results

•                  4Q revenue of $539 million was 4% over the third quarter

•                  4Q GAAP loss per share of $1.17, including $0.87 in after-tax asset impairments and other charges

•                  Q4 adjusted EBITDA was $146 million

•                  Lower 48 average rig count was up 29% over third quarter

•                  Executed a drilling joint venture agreement with Saudi Aramco

•                  Issued $600 million in 6-year 5.5% senior notes

HAMILTON, Bermuda, February 22, 2017 /PRNewswire/ — Nabors Industries Ltd. (“Nabors”) (NYSE: NBR) today reported full-year 2016 operating revenue of $2.2 billion, compared to operating revenue of $3.9 billion in the prior year, which included $366 million in revenue from the Completion and Production Services segment (NCPS), a business line that merged with C&J Energy Services, Inc. (CJES) on March 24, 2015 and ceased to be consolidated with Nabors on that date.  Net income from continuing operations for the year was a loss of $1.0 billion, or $3.58 per share, compared to a loss of $330 million, or $1.14 per share, in FY 2015.  Included in the net loss from continuing operations for full year 2016 were total after-tax impairments and other charges of $487 million, or $1.71 per share, as well as $0.80 per share in Nabors’ proportional share of CJES’ net loss for the period.  This compares to prior year impairments and other charges of $380 million, or $1.31 per share, and $0.29 per diluted share for the company’s proportional share of CJES’ net loss.

Revenue for the quarter of $539 million represented an increase of $19.2 million, the first sequential increase in nine quarters.  Net loss from continuing operations for the fourth quarter totaled $331 million, or $1.17 per share.  The fourth quarter results include $245 million in net after-tax charges, or $0.87 per share, related primarily to the impairment and retirement of certain assets.  These results compare to a loss of $99.0 million, or $0.35 per share, in the preceding quarter.

Anthony Petrello, Nabors’ Chairman and CEO, commented, “2016 was a challenging year with the U.S. rig count reaching its lowest point since rig counts were first published.  Nabors was proportionally impacted with our working U.S. land rig count declining as much as 81% from our late 2014 high.  Our U.S. rig count bottomed in the second quarter while our international count appears to have done so at the end of 2016.  We believe the fourth quarter should mark the low point in our financial results both in North America and internationally.  Despite the challenges of 2016, we delivered positive free cash flow while funding the continued upgrading of our U.S. fleet.  We also were able to implement our new operating system, maintain our critical engineering projects, such as the development of automation initiatives, and keep our dividend commitment.  We achieved this through stringent costs control, disciplined capital allocation and efficiencies derived from the streamlining of our operations, engineering and support organizations.  We also deployed a significant number of new and upgraded rigs and rolled out our SmartRig™ systems and introduced our iRig® technology.  These new technologies represent a game changer in the implementation of a high degree of automation of both surface and downhole drilling systems.

“The high point of the year was the fourth quarter signing of a joint venture agreement with Saudi Aramco, a key strategic relationship and growth driver for both parties.  We expect to form the JV at the end of the second quarter.  The formation of this new company will be a significant step in creating a best-in-class local drilling operation, utilizing locally manufactured rigs, in accordance with the Kingdom’s Vision 2030 initiative.”

Consolidated and Segment Results

Adjusted operating income for the Company was a loss of $70.2 million during the quarter as compared to a loss of $72.0 million in the prior quarter.  Drilling & Rig Services adjusted operating income was a loss of $36.4 million, slightly better than the loss of $38.4 million in the third quarter.  Quarterly adjusted EBITDA for the Company showed a slight decrease sequentially at $146 million, compared to $149 million in the third quarter.  For the quarter, the Company averaged 177 rigs operating at an average gross margin of $12,482 per rig day, compared to 164 rigs at $14,029 per rig day in the third quarter.

International adjusted EBITDA decreased sequentially by $20.5 million to $128 million.  The decrease was attributable to several factors, the most impactful being a reduction of 5.5 average rigs working.  These reductions are mostly temporary and consist of three rigs in Algeria and single rigs in various other venues for a portion of the quarter.  Aggregating to a slightly larger impact were an unusually high number of non-revenue days for rig maintenance in Saudi combined with a lesser amount of discrete favorable items in the fourth quarter in comparison to the third.  The Company has recently had five high-specification rigs commence with another rig startup imminent.  Most of these rigs commenced either late in, or subsequent to, the fourth quarter.  This leads to an expectation of gradually improving results in the near term and more meaningful increases as the year progresses.  Although some tenders have been delayed, there are still numerous awards pending with second-half start dates, further supporting the improving outlook.  Canada operations increased sequentially with seasonally stronger winter activity.

The U.S. Drilling segment posted adjusted EBITDA of $49.2 million for the quarter, primarily as a result of a 26% increase in rig activity and higher revenues in Alaska.  Nearly all of the rig count increase was realized in the lower 48 operation which averaged 64 rigs operating in the quarter compared to 50 in the third quarter.  The Company currently has 86 rigs on revenue in the lower 48 operation, but expects lower average margins in the near term as more rigs return to work at current market rates and incur start-up expenses.  However, with improving pricing and relatively short average contract durations, this margin trend can reverse quickly.  This segment expects to complete six X, R and M800 new built rigs by year end and utilize some existing components to construct four M1000 rigs, all but one of which already have customer commitments. All of this supports the expectation of increasingly improving results throughout the balance of 2017.

Rig Services, which consists of the Company’s manufacturing, directional drilling, and complementary services, reported positive adjusted EBITDA of $0.9 million compared to a loss of $4.3 million in the third quarter.  The improved results were primarily from increased penetration by Nabors Drilling Solutions (NDS), and a modest improvement in Canrig primarily attributable to reduced costs and higher revenues from service and repair operations.  The Company expects these trends to accelerate throughout 2017.

William Restrepo, Nabors’ Chief Financial Officer, stated, “2016 was a productive year in which we continued to execute on our near and longer term goals.  We significantly enhanced the capabilities of our lower 48 fleet while maintaining capital and cost discipline.  We signed a joint venture with our largest customer.  We started to turn our NDS vision into a reality and increased our market lead in rig automation and integration.  Finally, we generated free cash flow throughout the down cycle, and recently extended our debt maturity profile through attractively priced six-year senior notes.

“I am excited about our prospects for 2017.  We expect to accelerate NDS growth and deliver on our goal of fully automating our rigs and the drilling process through increased integration.  We plan to complete the upgrading of our U.S. fleet into the most modern and capable in the industry.  We believe 2017 will allow us to grow our U.S. and International rig counts, while making significant progress in pricing.  Nabors is committed to remain disciplined and focused on our strategy to deliver solid cash generation and return on capital to our shareholders.”

Mr. Petrello concluded, “We expect the fourth quarter to represent the bottom in our results with a gradual progression in the first half followed by a more meaningful improvement throughout the second half, assuming stable oil prices.  Our rig counts and margins are increasing with our highest specification rigs, the PACE®-X and PACE®-M800, operating at full utilization.  NDS has achieved positive adjusted EBITDA and increased market penetration.  We continue to implement our Rigtelligent™ operating system and upgrade our AC rigs to SmartRigTM system configuration at a steady pace.  As of today, we have 61 SmartRig™ system upgrades in service and plan to have completed 100 by year end.  We expect to begin deploying our new iRacker™ automated drill pipe and casing handling system later this year.  There are clear signs of building momentum in our business, particularly considering the customer commitments for nine of our ten 2017 new deployments in the low $20,000 per day range.  All of this bolsters our confidence in an improving 2017 outlook.  Meanwhile, we will continue to focus on controlling costs, reducing leverage and restoring attractive rates of return on our capital.”

About Nabors

Nabors Industries (NYSE: NBR) owns and operates the world’s largest land-based drilling rig fleet and is a leading provider of offshore platform rigs in the United States and numerous international markets. Nabors also provides directional drilling services, performance tools, and innovative technologies throughout many of the most significant oil and gas markets. Leveraging our advanced drilling automation capabilities, Nabors’ highly skilled workforce continues to set new standards for operational excellence and transform our industry.

Forward-looking Statements

The information included in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to a number of risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors’ actual results may differ materially from those indicated or implied by such forward-looking statements.  The forward-looking statements contained in this press release reflect management’s estimates and beliefs as of the date of this press release.  Nabors does not undertake to update these forward-looking statements.

Non-GAAP Disclaimer

This press release presents certain “non-GAAP” financial measures.  The components of these non-GAAP measures are computed by using amounts that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Adjusted EBITDA is computed by subtracting the sum of direct costs, general and administrative expenses and research and engineering expenses from operating revenues.  Adjusted operating income (loss) is computed similarly, but also subtracts depreciation and amortization expenses from operating revenues. Net debt is computed by subtracting the sum of cash and short-term investments from total debt.  Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA and adjusted operating income exclude certain cash expenses that we are obligated to make.  However, management evaluates the performance of our operating segments and the consolidated Company based on several criteria, including adjusted EBITDA, adjusted operating income (loss), and net debt, because it believes that these financial measures accurately reflect our ongoing profitability and performance. In addition, securities analysts and investors use these measures as some of the metrics on which they analyze the company’s performance. Other companies in our industry may compute these measures differently.  A reconciliation of adjusted EBITDA and adjusted operating income (loss) to income (loss) from continuing operations before income taxes and net debt to total debt, which are their nearest comparable GAAP financial measures, are included in the tables at the end of this press release.

Media Contact:  Dennis A. Smith, Vice President of Corporate Development & Investor Relations, +1 281-775-8038.  To request investor materials, contact Nabors’ corporate headquarters in Hamilton, Bermuda at +441-292-1510 or via e-mail at mark.andrews@nabors.com

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(In thousands, except per share amounts)	2016	2015	2016	2016	2015

Revenues and other income:
Operating revenues	$538,948	$738,872	$519,729	$2,227,839	$3,864,437
Earnings (losses) from unconsolidated affiliates	4	(45,367)	2	(221,914)	(75,081)
Investment income (loss)	260	180	310	1,183	2,308
Total revenues and other income	539,212	693,685	520,041	2,007,108	3,791,664

Costs and other deductions:
Direct costs	331,560	445,130	306,436	1,344,298	2,371,436
General and administrative expenses	52,603	61,056	56,078	227,639	324,328
Research and engineering	8,764	9,354	8,476	33,582	41,253
Depreciation and amortization	216,187	231,137	220,713	871,631	970,459
Interest expense	47,557	46,410	46,836	185,360	181,928
Other, net	275,270	124,568	10,392	542,673	329,795
Total costs and other deductions	931,941	917,655	648,931	3,205,183	4,219,199

Income (loss) from continuing operations before income taxes	(392,729)	(223,970)	(128,890)	(1,198,075)	(427,535)

Income tax expense (benefit)	(62,533)	(62,880)	(31,051)	(186,831)	(98,038)

Income (loss) from continuing operations, net of tax	(330,196)	(161,090)	(97,839)	(1,011,244)	(329,497)
Income (loss) from discontinued operations, net of tax	(4,266)	(1,730)	(12,187)	(18,363)	(42,797)

Net income (loss)	(334,462)	(162,820)	(110,026)	(1,029,607)	(372,294)
Less: Net (income) loss attributable to noncontrolling interest	(1,125)	(834)	(1,185)	(135)	(381)
Net income (loss) attributable to Nabors	$(335,587)	$(163,654)	$(111,211)	$(1,029,742)	$(372,675)

Amounts attributable to Nabors:
Net income (loss) from continuing operations	$(331,321)	$(161,924)	$(99,024)	$(1,011,379)	$(329,878)
Net income (loss) from discontinued operations	(4,266)	(1,730)	(12,187)	(18,363)	(42,797)
Net income (loss) attributable to Nabors	$(335,587)	$(163,654)	$(111,211)	$(1,029,742)	$(372,675)

Earnings (losses) per share:
Basic from continuing operations	$(1.17)	$(.57)	$(.35)	$(3.58)	$(1.14)
Basic from discontinued operations	(.01)	(.01)	(.04)	(.06)	(.15)
Basic	$(1.18)	$(.58)	$(.39)	$(3.64)	$(1.29)

Diluted from continuing operations	$(1.17)	$(.57)	$(.35)	$(3.58)	$(1.14)
Diluted from discontinued operations	(.01)	(.01)	(.04)	(.06)	(.15)
Diluted	$(1.18)	$(.58)	$(.39)	$(3.64)	$(1.29)

Weighted-average number
of common shares outstanding:
Basic	276,793	276,371	276,707	276,475	282,982
Diluted	276,793	276,371	276,707	276,475	282,982

Adjusted EBITDA	$146,021	$223,332	$148,739	$622,320	$1,127,420

Adjusted operating income (loss)	$(70,166)	$(7,805)	$(71,974)	$(249,311)	$156,961

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,	December 31,
(In thousands)	2016	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash and short-term investments	$295,202	$200,650	$274,589
Accounts receivable, net	508,355	503,966	784,671
Assets held for sale	76,668	69,436	75,678
Other current assets	275,614	298,028	340,959
Total current assets	1,155,839	1,072,080	1,475,897
Property, plant and equipment, net	6,267,583	6,616,711	7,027,802
Goodwill	166,917	167,131	166,659
Investment in unconsolidated affiliates	893	889	415,177
Other long-term assets	595,783	567,693	452,305
Total assets	$8,187,015	$8,424,504	$9,537,840

LIABILITIES AND EQUITY
Current liabilities:
Current debt	$297	$120	$6,508
Other current liabilities	821,637	787,742	999,991
Total current liabilities	821,934	787,862	1,006,499
Long-term debt	3,578,335	3,475,978	3,655,200
Other long-term liabilities	531,951	561,970	582,273
Total liabilities	4,932,220	4,825,810	5,243,972

Equity:
Shareholders’ equity	3,247,025	3,591,929	4,282,710
Noncontrolling interest	7,770	6,765	11,158
Total equity	3,254,795	3,598,694	4,293,868
Total liabilities and equity	$8,187,015	$8,424,504	$9,537,840

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

SEGMENT REPORTING

(Unaudited)

The following tables set forth certain information with respect to our reportable segments and rig activity:

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(In thousands, except rig activity)	2016	2015	2016	2016	2015

Operating revenues:
Drilling & Rig Services:
U.S.	$148,959	$222,060	$116,095	$554,072	$1,256,989
Canada	16,917	28,312	10,444	51,472	137,494
International	343,259	448,507	363,552	1,508,890	1,862,393
Rig Services (1)	63,659	72,862	58,950	215,710	391,066
Subtotal Drilling & Rig Services	572,794	771,741	549,041	2,330,144	3,647,942

Completion & Production Services:
Completion Services	—	—	—	—	207,860
Production Services	—	—	—	—	158,512
Subtotal Completion & Production Services	—	—	—	—	366,372

Other reconciling items (2)	(33,846)	(32,869)	(29,312)	(102,305)	(149,877)
Total operating revenues	$538,948	$738,872	$519,729	$2,227,839	$3,864,437

Adjusted EBITDA: (3)
Drilling & Rig Services:
U.S.	$49,245	$94,254	$37,299	$190,657	$513,003
Canada	2,647	10,041	196	5,325	39,757
International	128,289	160,716	148,833	576,049	719,266
Rig Services (1)	914	(4,491)	(4,334)	(15,334)	20,978
Subtotal Drilling & Rig Services	181,095	260,520	181,994	756,697	1,293,004

Completion & Production Services:
Completion Services	—	—	—	—	(28,110)
Production Services	—	—	—	—	23,043
Subtotal Completion & Production Services	—	—	—	—	(5,067)

Other reconciling items (4)	(35,074)	(37,188)	(33,255)	(134,377)	(160,517)
Total adjusted EBITDA	$146,021	$223,332	$148,739	$622,320	$1,127,420

Adjusted operating income (loss): (5)
Drilling & Rig Services:
U.S.	$(42,947)	$(7,398)	$(58,876)	$(197,710)	$87,051
Canada	(8,553)	(1,034)	(10,156)	(36,818)	(7,029)
International	20,351	51,850	43,595	164,677	308,262
Rig Services (1)	(5,246)	(13,505)	(12,937)	(48,484)	(12,641)
Subtotal Drilling & Rig Services	(36,395)	29,913	(38,374)	(118,335)	375,643

Completion & Production Services:
Completion Services	—	—	—	—	(55,243)
Production Services	—	—	—	—	(3,559)
Subtotal Completion & Production Services	—	—	—	—	(58,802)

Other reconciling items (4)	(33,771)	(37,718)	(33,600)	(130,976)	(159,880)
Total adjusted operating income (loss)	$(70,166)	$(7,805)	$(71,974)	$(249,311)	$156,961

Earnings (losses) from unconsolidated affiliates (6)	$4	$(45,367)	$2	$(221,914)	$(75,081)

Rig activity:
Average Rigs Working: (7)
U.S.	72.1	91.0	57.3	62.0	120.0
Canada	13.3	14.4	8.8	9.7	16.7
International	91.9	117.5	97.4	100.2	124.0
Total average rigs working	177.3	222.9	163.5	171.9	260.7

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(1)                                 Includes our other services comprised of our manufacturing, directional drilling and complementary services.

(2)                                 Represents the elimination of inter-segment transactions.

(3)                                 Adjusted EBITDA is computed by subtracting the sum of direct costs, general and administrative expenses and research and engineering expenses from operating revenues. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of our operating segments and the Company’s consolidated results based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures reflect our ongoing profitability and performance.  In addition, securities analysts and investors use this measure as one of the metrics on which they analyze our performance.  Other companies in our industry may compute these measures differently.  A reconciliation of this non-GAAP measure to income (loss) from continuing operations before income taxes, which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading “Reconciliation of Non-GAAP Financial Measures to Income (loss) from Continuing Operations before Income Taxes”.

(4)                                 Represents the elimination of inter-segment transactions and unallocated corporate expenses.

(5)                                 Adjusted operating income (loss) is computed by subtracting the sum of direct costs, general and administrative expenses, research and engineering expenses and depreciation and amortization from operating revenues. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of our operating segments and the Company’s consolidated results based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures reflect our ongoing profitability and performance.  In addition, securities analysts and investors use this measure as one of the metrics on which they analyze our performance.  Other companies in our industry may compute these measures differently.  A reconciliation of this non-GAAP measure to income (loss) from continuing operations before income taxes, which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading “Reconciliation of Non-GAAP Financial Measures to Income (loss) from Continuing Operations before Income Taxes”.

(6)                                 Represents our share of the net income (loss), as adjusted for our basis difference, of our unconsolidated affiliates accounted for by the equity method, including losses of $45.4 million for the three months ended December 31, 2015 and $221.9 million and $81.3 million for the years ended December 31, 2016 and 2015, respectively, related to our share of the net loss of C&J Energy Services, Ltd. (“C&J”), which we reported on a quarter lag through June 30, 2016.  Beginning in the third quarter of 2016, we ceased accounting for our investment in C&J under the equity method of accounting.

(7)                                 Represents a measure of the number of equivalent rigs operating during a given period.  For example, one rig operating 182.5 days during a 365-day period represents 0.5 average rigs working.

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES

(Unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(In thousands)	2016	2015	2016	2016	2015

Adjusted EBITDA	$146,021	$223,332	$148,739	$622,320	$1,127,420
Depreciation and amortization	(216,187)	(231,137)	(220,713)	(871,631)	(970,459)
Adjusted operating income (loss)	(70,166)	(7,805)	(71,974)	(249,311)	156,961

Earnings (losses) from unconsolidated affiliates	4	(45,367)	2	(221,914)	(75,081)
Investment income (loss)	260	180	310	1,183	2,308
Interest expense	(47,557)	(46,410)	(46,836)	(185,360)	(181,928)
Other, net	(275,270)	(124,568)	(10,392)	(542,673)	(329,795)
Income (loss) from continuing operations before income taxes	$(392,729)	$(223,970)	$(128,890)	$(1,198,075)	$(427,535)

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NET DEBT TO TOTAL DEBT

	December 31,	September 30,	December 31,
(In thousands)	2016	2016	2015
	(Unaudited)
Current debt	$297	$120	$6,508
Long-term debt	3,578,335	3,475,978	3,655,200
Total Debt	3,578,632	3,476,098	3,661,708
Less: Cash and short-term investments	295,202	200,650	274,589
Net Debt	$3,283,430	$3,275,448	$3,387,119

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